Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
As Reported	2017	2016	Change	Weather Adjusted Change	2017	2016	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	49,915	45,162	10.5%		205,541	197,788	3.9%

Total Retail Sales-	37,705	36,209	4.1%	1.4%	156,507	160,745	(2.6)%	(0.4)%
Residential	12,034	11,080	8.6%	0.8%	50,536	53,337	(5.3)%	(0.3)%
Commercial	12,333	12,224	0.9%	(0.1)%	52,340	53,733	(2.6)%	(0.9)%
Industrial	13,130	12,690	3.5%	3.5%	52,785	52,792	—%	—%
Other	208	215	(2.9)%	(3.1)%	846	883	(4.0)%	(3.9)%

Total Wholesale Sales	12,210	8,953	36.4%	N/A	49,034	37,043	32.4%	N/A

(In Thousands of Customers)

					Period Ended December
					2017	2016	Change
Regulated Utility Customers-
Total Utility Customers-					9,263	9,179	0.9%
Total Traditional Electric					4,640	4,593	1.0%
Southern Company Gas					4,623	4,586	0.8%